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ATTENTION: THIS EMPLOYEE STOCK PURCHASE PLAN IS SUBJECT TO SHAREHOLDER APPROVAL
   AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS (SCHEDULED FOR AUGUST 1995). IF APPROVAL IS NOT RECEIVED, THIS PLAN WILL AUTOMATICALLY TERMINATE, EFFECTIVE AS OF THE DATE OF THE ANNUAL MEETING AND ALL MONEY CONTRIBUTED TO ENROLLMENT WILL
                                  BE REFUNDED.

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                        1995 EMPLOYEE STOCK PURCHASE PLAN
================================================================================

         Sierra On-Line, Inc. (the "Company") does hereby establish its 1995 Employee Stock Purchase Plan (the "Plan") as follows:

SECTION 1.          PURPOSE OF THE PLAN
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         The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

SECTION 2.          DEFINITIONS
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         2.1 "Base pay" means regular cash compensation. Regular cash compensation does not include overtime, commissions, severance pay, hiring and relocation bonuses, bonuses paid under any bonus plan of the Company, pay in lieu of vacations, or sick leave or any other special payments.

         2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from employee's paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

SECTION 3.          EMPLOYEES ELIGIBLE TO PARTICIPATE
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         Any regular employee of the Company or any of its subsidiaries who has been in the employ of the Company for at least six (6) consecutive months and is in the employ of the Company on one or more offering dates is eligible to participate in the Plan, except (a) employees whose customary employment is 20 hours or less per week, and (b) employees whose customary employment is for not more than five months in any calendar year.

SECTION 4.          OFFERINGS
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         There will be consecutive six-month offerings pursuant to the Plan, until the earlier of the termination of the Plan or the date when all (except de minimus amounts) the shares of Common Stock authorized under this Section 4 to be delivered upon exercise of options under the Plan have been so delivered. The first offering shall commence on July 1, 1995 (or a later date designated by the Board) and terminate on December 31, 1995. Thereafter, offerings shall commence on each subsequent January 1 and July 1 (the "commencement date"). In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement, and any other necessary papers on or before the commencement date (January 1 or July 1) of the particular offering in which the employee wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

SECTION 5. PRICE
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         The purchase price per share shall be the lesser of (1) 85% of the fair market value of the stock on the offering date; or (2) 85% of the fair market value of the stock on the last trading day of the offering period. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.


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SECTION 6. OFFERING DATE
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         The "offering date" as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by resolution of the Board.

SECTION 7. NUMBER OF SHARES TO BE OFFERED
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         The maximum number of shares that will be offered under the Plan is
200,000. The shares to be sold to participants under the Plan will be Common Stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

SECTION 8. PARTICIPATION
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         8.1 An eligible employee may become a participant by completing an
Enrollment Agreement provided by the Company prior to the commencement date of the offering to which it relates.

         8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

SECTION 9.          PAYROLL DEDUCTIONS
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         9.1 At the time an employee files his or her authorization for a payroll deduction, the employee shall elect to have deductions made from his or her pay on each payday during the time employee is a participant in an offering at the rate of 2%, 4%, 6%, 8%, or 10% of employee's base pay.

         9.2 All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

         9.3 A participant may discontinue his or her participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his or her payroll deductions for that offering.

SECTION 10.         GRANTING OF OPTION
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         On the offering date, this Plan shall be deemed to have granted to the participant an option for as many shares as participant will be able to purchase with the payroll deductions credited to participant's account during his or her participation in that offering. Notwithstanding the foregoing, no participant may purchase more than 5,000 shares of stock during any single offering.

SECTION 11.         EXERCISE OF OPTION
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         Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of shares of Common Stock reserved for the purpose of the Plan as participant's accumulated payroll deductions on such date will pay for at the option price.

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SECTION 12.         EMPLOYEE'S RIGHTS AS A SHAREHOLDER
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         No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with
Section 11 above and the stock has been issued by the Company.

SECTION 13.         EVIDENCE OF STOCK OWNERSHIP
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         13.1 Promptly following the end of each offering, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

         13.2 The participant may direct, by written notice to the Company at the time of his or her enrollment in the Plan, that the participant's ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

         13.3 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him/her.

         13.4 A participant who is not subject to payment of U.S. income taxes may move his or her shares to another brokerage account of his or her choosing or request that a stock certificate be issued and delivered to him/her at any time, without regard to the satisfaction of the Section 423(a) holding period.


SECTION 14.         WITHDRAWAL
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         14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by completing the Withdrawal Form available from the Company, in which event the Company will refund the entire balance of the employee's deductions as soon as practicable thereafter.

         14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following his or her withdrawal.

SECTION 15.         CARRYOVER OF ACCOUNT
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         At the termination of each offering the Company shall automatically re-enroll the employee in the next offering, and the balance in the employee's account (if any) shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to the employee.

SECTION 16.         INTEREST
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         No interest will be paid or allowed on any money in the accounts of any participants.

SECTION 17.         RIGHTS NOT TRANSFERABLE
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         No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to the participant's account or any rights with regard to the exercise of an option or to receive

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shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw from the Plan in accordance with Section 14.

SECTION 18.         TERMINATION OF EMPLOYMENT
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         Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participant shall be paid to the employee or his estate.

SECTION 19.         AMENDMENT OR DISCONTINUANCE OF THE PLAN
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         The Board of Directors of the Company (the "Board") shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 200,000 the total number of shares to be offered unless shareholder approval is obtained therefor.

SECTION 20.         CHANGES IN CAPITALIZATION
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         In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the Common Stock of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.

SECTION 21.         SHARE OWNERSHIP
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         Notwithstanding anything herein to the contrary, no employee shall be permitted to purchase shares through the Plan if such employee, immediately after such enrollment, owns shares (including all shares which may be purchased under outstanding options under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of
Section 425(d) of the Code shall apply in determining share ownership. In addition, no employee shall be allowed to purchase any shares under the Plan which permits employee's rights to purchase shares under all "employee stock purchase plans" of the Company and its subsidiary corporations, to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to participate is outstanding at any time.

SECTION 22.         ADMINISTRATION
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         The Plan shall be administered by the Board. The Board shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

         The Board may delegate any or all of its authority hereunder to such committee as it may designate.

SECTION 23.         NOTICES
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         All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Stock Option Administrator of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

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SECTION 24.         TERMINATION OF THE PLAN
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         This Plan shall terminate at the earliest of the following:

         24.1 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase shares for as many shares as the balance of his account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of his or her account will be refunded to him after such purchase.

         24.2 The date the Board acts to terminate the Plan in accordance with
Section 19 above.

         24.3 The date when all shares reserved under the Plan have been purchased.

SECTION  25.        LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN
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         The Plan is intended to provide Common Stock for investment and not for resale.

         The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee, therefore, may sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

SECTION 26.         INCOME TAX CONSEQUENCES
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         The Plan is designed to qualify as an "employee stock purchase plan"
under Section 423 of the Code. Under Section 423 of the Code, the employee will not realize taxable income at the time the employee purchases stock under the Plan. However, the employee may be deemed to receive compensation taxable as ordinary income in the year in which he or she disposes of the stock or dies while holding the stock.

         The rules applicable to the disposition of stock vary depending upon whether or not the disposition constitutes a "disqualifying disposition" (i.e., a disposition within two years after the first day of the Offering Period in which the disposed stock was purchased).

         If the employee makes a disqualifying disposition, he or she would be deemed to receive compensation taxable as ordinary income in an amount equal to the excess of the value of the stock on the purchase date over the amount paid for the stock, regardless of whether the proceeds of the disposition exceed the employee's purchase price. In such a case, the employee's cost basis for the stock would be correspondingly increased by the amount recognized as compensation by the employee. The Company at the time a disqualifying disposition is made will collect from the employee the federal income tax withholding due on the additional compensation. The employee's capital gain or loss on the sale would be the difference between his or her basis so adjusted and the proceeds of the sale. Shares must have been held for more than one year from purchase date in order to be treated as long-term capital gain or loss for purposes of the maximum capital gains rate.

         If the employee should sell his or her stock at a profit and the sale is not a disqualifying disposition, the employee would recognize as compensation taxable as ordinary income an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of disposition over the employee's purchase price, or (ii) the "applicable discount" (for purposes of this section, 15%) applied to the fair market value of the stock on the first day of the Offering Period in which the stock was purchased. Any profit in excess of the amount recognized as compensation would be treated as long-term capital gain for purposes of the maximum capital gains rate. If the sale is at a loss and is not a disqualifying

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disposition, the difference between the employee's purchase price and the proceeds of the sale would be a long-term capital loss.

         If the employee made a disposition of the stock by gift other than a disqualifying disposition or if he or she dies at any time while holding the stock, he or she would be deemed to have received compensation taxable as ordinary income in an amount equal to the smaller of (i) the applicable discount applied to the fair market value of the stock on the first day of the Offering Period in which the stock was purchased, or (ii) the excess, if any, of the fair market value of the stock on the date of disposition or death, as the case may be, over the employee's purchase price.

         The Company would not be entitled to deduct the amount recognized as compensation by an employee in computing its federal taxes unless the employee made a disqualifying disposition of the stock.

         INDIVIDUAL TAX IMPLICATIONS ATTENDANT TO PARTICIPATION IN THE PLAN ARE THE SOLE RESPONSIBILITY OF THE INDIVIDUAL PARTICIPANT. THE BRIEF DISCUSSION OF FEDERAL TAX CONSEQUENCES PROVIDED ABOVE NOT EXHAUSTIVE. PLEASE NOTE THAT THE LAW(S) MAY CHANGE AND SPECIAL RULES ARE PROVIDED WITH RESPECT TO SITUATIONS NOT SPECIFICALLY DISCUSSED HEREIN.

         THE COMPANY STRONGLY RECOMMENDS YOU CONSULT WITH A TAX ADVISOR PRIOR TO COMMENCING ANY TRANSACTION HEREUNDER.

SECTION 27.         GOVERNMENTAL REGULATION
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         The Company's obligation to sell and deliver shares of the Company's
Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.


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